SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 N. Lamar Blvd., Suite 300

Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 477-5566

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 3.03 Material Modification to Rights of Securities Holders

On December 15, 2004, we executed an amendment to our Rights Agreement, accelerating the final expiration date of the outstanding rights to purchase shares of Series A Junior Participating Preferred Stock (the “Rights”) from September 22, 2009 to December 15, 2004. The effect of this amendment is that our outstanding Rights will expire on December 15, 2004, and the shareholders’ rights plan pursuant to which Rights have been issued will be of no further force or effect.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Amendment No. 1 to Rights Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: December 15, 2004	By:	/s/ Glenda Flanagan.
Glenda Flanagan
Executive Vice President and
Chief Financial Officer